UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

REGENT COMMUNICATIONS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-29079	31-1492857
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 651-1190

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On April 27, 2010, Regent Communications, Inc. (the “Company”) and Regent Broadcasting, LLC (“Borrower”) entered into a Credit Agreement (the “Credit Agreement”) with General Electric Capital Corporation, as administrative agent and collateral agent, GE Capital Markets, Inc., as sole lead arranger and book runner, and a syndicate of certain financial institutions. The Credit Agreement provides for a term loan in an aggregate principal amount of $95,000,000 with a maturity date of April 27, 2014. The Credit Agreement provides for a revolving loan in an aggregate principal amount of up to $2,000,000 with a maturity date of April 27, 2012.

The Credit Agreement is guaranteed by the Company, Regent Broadcasting Management, LLC and all of the direct and indirect subsidiaries of Regent Broadcasting, LLC (collectively, the “Guarantors”). The obligations under the Credit Agreement are secured by a first-priority lien (subject to certain permitted liens and exceptions) on substantially all of the tangible and intangible assets of Borrower and the Guarantors.

The Credit Agreement contains customary covenants, which, among other things require Borrower and the Guarantors to meet certain financial tests and limit their ability to: incur indebtedness and liens; make investments; make asset sales; pay dividends or make other restricted payments; engage in mergers or other fundamental changes; enter into transactions with affiliates; and other covenants customary for such a credit facility.

Subordinated Notes Agreement

On April 27, 2010, the Company and Borrower entered into a Subordinated Notes Agreement (the “Subordinated Notes Agreement”) with General Electric Capital Corporation, as subordinated notes agent, and a syndicate of certain financial institutions. The Subordinated Notes Agreement provides for 12% Senior Subordinated PIK Notes in an initial aggregate principal amount of $25,000,000 with a maturity date of October 27, 2014. The entire unpaid principal balance of such subordinated notes shall bear interest at 12% per annum and interest shall only be paid-in-kind by being added to principal.

The Subordinated Notes Agreement is guaranteed by the Company, Regent Broadcasting Management, LLC and all of the direct and indirect subsidiaries of Borrower.

The Subordinated Notes Agreement contains customary covenants, which, among other things limit the ability of Regent Communications, Inc., Regent Broadcasting, LLC and their direct and indirect subsidiaries to incur indebtedness and liens; make investments; make asset sales; pay dividends or make other restricted payments; engage in mergers or other fundamental changes; enter into transactions with affiliates; and contains other customary covenants.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2010, the Company filed its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The Amended and Restated Certificate of Incorporation reduced the number of shares of stock which the Company is authorized to issue from 65,000,000 shares of common stock, par value $0.01 per share to 1,000 shares of common stock, par value $0.01 per share.

The Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation

Forward Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements with respect to Regent Communications, Inc. for which it claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project” and other similar expressions. Although Regent believes expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; increased competition from emerging technologies; fluctuations in the cost of operating radio properties; the Company’s ability to manage growth; the Company’s ability to effectively integrate its acquisitions; potential costs relating to stockholder demands; changes in the regulatory climate affecting radio broadcast companies; cancellations, disruptions or postponement of advertising schedules in response to national or world events; and the Company’s ability to regain and maintain compliance with the terms of its credit facilities or to refinance or restructure such obligations. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Regent Communications, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENT COMMUNICATIONS, INC.
Date: April 27, 2010

	By:	/s/ Anthony A. Vasconcellos
Name: Anthony A. Vasconcellos
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation